Exhibit 10.26

Recorded at the Request of
and after Recording Return to:

Robyn Kunkel
Washington Capital Management, Inc.
1301 Fifth Avenue, Suite 3100
Seattle, WA 98101

DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND UCC FINANCING STATEMENT

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND UCC FINANCING STATEMENT (herein “Deed of Trust”) is made and granted on January ___, 2014, by WALNUT VENTURE, LLC, a Delaware limited liability company (“Borrower”), as trustor, whose mailing address is 11260 Wilbur Ave, Suite 301, Northridge, California 91326, to FIRST AMERICAN TITLE INSURANCE COMPANY, as trustee (“Trustee”), whose mailing address is 515 South Figueroa St., Suite 700, Los Angeles, California 90017, for the benefit of WASHINGTON CAPITAL JOINT MASTER TRUST MORTGAGE INCOME FUND, as beneficiary (“Lender”), whose mailing address is c/o Washington Capital Management, Inc., Fund Manager, 1301 Fifth Avenue, Suite 3100, Seattle, Washington 98101. For purpose of Article 9 of the Uniform Commercial Code in effect in the State of California, the Borrower is the Debtor, Lender is the Secured Party and this Deed of Trust constitutes a Financing Statement.
In consideration of the loan described below (the “Loan”), Borrower hereby irrevocably GRANTS, TRANSFERS, CONVEYS and ASSIGNS to Trustee, IN TRUST, WITH POWER OF SALE, all of its present and future estate, rights, title, claim, interest and demand, either in law or in equity, of, in and to the following property (the “Property”):
(a)    The real property and all rights to the alleys, streets and roads adjoining or abutting real property in Los Angeles County, State of California, described on Exhibit “A” attached hereto (the “Realty”);
(b)    All buildings, improvements and tenements now or hereafter located on the Realty;
(c)    All fixtures and articles of property now used or adapted for use in the ownership, development, operation, or maintenance of the buildings and improvements on the Realty (whether such items be leased, be owned absolutely or subject to any title retaining or security instrument, or be otherwise used or possessed), including, without limitation, all heating, cooling, air-conditioning, ventilating, refrigerating, plumbing, generating, power, lighting, laundry, maintenance, incinerating, lifting, cleaning, fire prevention and extinguishing, security and access control, cooking, gas, electric and communication fixtures, equipment and apparatus, all engines, motors, conduits, pipes, pumps, tanks, ducts, compressors, boilers, water heater and furnaces, all ranges, stoves, disposals, refrigerators and other appliances, all escalators and elevators, baths, sinks, all cabinets, partitions, mantels, built-in mirrors, window shades, blinds, screens, awnings, storm doors, windows and sash, all carpeting, underpadding, floor covering, paneling, and draperies, all furnishings of public spaces, halls and lobbies, and all shrubbery and plants; all of which items shall be deemed part of the real property and not severable, wholly or in part, without material injury to the freehold;
(d)    All easements, all access, air and development rights, all minerals and oil, gas and other hydrocarbon substances, all royalties, all water, water rights and water stock, and all other rights, hereditaments, privileges, permits, licenses, franchises and appurtenances now or hereafter belonging or in any way appertaining to the Realty;
(e)    All of the rents, revenues, issues, profits and income of the Property, and all right, title and interest in and to all present and future leases and other agreements for the occupancy or use of all or any part of the Realty, including, without limitation, all cash or security deposits, advance rentals and deposits or payments of similar nature; SUBJECT, HOWEVER, to the assignment of rents and other property to Lender herein contained;
(f)    All intangible personal property used or useful in connection with the ownership, development, operation or maintenance of the buildings and improvements on the Realty, including, without limitation, all permits, approvals, entitlements, licenses and franchises with respect to the Property, the exclusive right to use of any trade names, all contracts (including, but not limited to, architectural, engineering, and management agreements), all accounts receivable, leases and rental agreements, escrow accounts, insurance policies, deposits (including, but not limited to, tenant deposits), instruments, documents of title, general intangibles, and business records pertaining to the buildings and improvements located on the Realty excluding only cash on hand and in bank accounts;
(g)    All materials, supplies, and other goods, collectively referred to as “materials,” now owned or hereafter acquired, wherever located, whether in the possession of the Borrower, warehouseman, bailee, or any other person, purchased for use in the construction or furnishing of improvements on the said Realty, together with any documents covering such materials, all contract rights and general intangibles relating to such materials, and proceeds of such materials, documents, contract rights and general intangibles;
(h)    All site plans, architectural plans, specifications, work drawings, surveys, engineering reports, test borings, market surveys, and other work products relating to the development of the Realty;
(i)    All of the Borrower’s rights under any construction contract, architect’s contract or engineering contract relating to improvements on the Realty, and all amendments thereto, together with all of the right, title and interest of the Borrower in, to and under any and all performance, payment, completion, or other surety bonds now, or hereafter, issued by any surety in connection with any construction contract, insofar as the same may be transferable by the Borrower without breach of the agreement or bond referred to, and all transferable warranties related to the Property; and
(j)    All proceeds of any of the foregoing.
TO SECURE THE FOLLOWING (collectively the “Secured Obligations”):
(1)    Payment of the sum of $11,400,000.00, or so much thereof as may have been advanced from time to time, with interest thereon, according to the terms and provisions of a Promissory Note of even date herewith, made by Borrower and payable to Lender, or order, together with any and all modifications, extensions, renewals, and replacements thereof (collectively the “Note”);
(2)    Payment of all sums advanced to protect the security of this Deed of Trust, together with interest thereon as herein provided;
(3)    Payment of all other sums which are or which may become owing under the Loan Documents (defined below); and
(4)    Performance of all Borrower’s other obligations under the Loan Documents.
As used herein, the term “Loan Documents” means the Note, this Deed of Trust, the Capital Improvements Escrow and Security Agreement, the Tenant Improvement Escrow and Security Agreement, and Uniform Commercial Code Financing Statements executed or otherwise filed in connection herewith, and any other instrument or document securing the Note or otherwise executed in connection therewith, together with all modifications, extensions, renewals, and replacements thereof. Notwithstanding the foregoing, references in this Deed of Trust (only) to “Loan Documents” shall not include any guaranty, including that certain Limited Guaranty executed concurrently herewith ("Guaranty"); this Deed of Trust does not secure guarantor’s obligations under the Guaranty.
BORROWER HEREBY REPRESENTS, WARRANTS, COVENANTS, AND AGREES AS FOLLOWS:
1.    TITLE.
1.1.    General. Borrower warrants, represents, covenants and agrees as follows: (a) Borrower holds marketable title to the Property with the full right and power to grant, convey and assign the Property; (b) the Property is free from liens, encumbrances, exceptions and other charges of any kind whatsoever, except for the Permitted Exceptions (as defined below in this Section 1.1); (c) no other lien or encumbrance, whether superior or inferior to this Deed of Trust, shall be imposed on the Property without the prior written consent of Lender and Borrower shall not modify any lien or encumbrance without the prior written consent of Lender; (d) no default on the part of Borrower or any other person exists under any of the Permitted Exceptions and all of the Permitted Exceptions are in full force and effect and in good standing, without modification; (e) complete and current copies of the Permitted Exceptions have been furnished to Lender, and none of them have been or will be modified by Borrower without Lender’s prior written consent; (f) Borrower shall fully comply with all the terms of the Permitted Exceptions and shall deliver to Lender a copy of all notices delivered in connection with the Permitted Exceptions; (g) Lender has the right to contact the other parties to the Permitted Exceptions to confirm the status thereof, and Borrower shall, from time to time, but in no event more than once every twelve (12) months, at the request of Lender, request of such parties a certificate confirming such information regarding the Permitted Exceptions as Lender may request; (h) Borrower will keep current all governmental licenses and approvals required for its business operations and the Property; and (i) Borrower shall forever warrant and defend the Property unto Lender against all claims and demands of any other person whatsoever, subject only to non-delinquent taxes and assessments and the Permitted Exceptions. As used in this Deed of Trust, “Permitted Exceptions” means the exceptions to title to the Property set out in Schedule B of the policy of title insurance issued to Lender with respect to this Deed of Trust.
1.2    Status of Borrower. Borrower is and will continue to be (i) duly organized, validly existing and in good standing under the laws of its state of organization, (ii) authorized to do business in and in good standing in the state in which the Property is located, and (iii) possessed of all requisite power and authority to carry on its business and to own and operate the Property. Borrower’s exact legal name is correctly set forth at the end of this Deed of Trust. Borrower is an organization of the type specified in the introductory paragraph of this Deed of Trust. Borrower is organized under the laws of the state specified in the introductory paragraph of this Deed of Trust. Borrower will keep in full force and effect its legal existence, rights and privileges. Borrower will not cause or permit any change to be made in its name, identity, entity structure, or state of formation unless the Borrower shall have notified Lender in writing of such change at least 30 days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of further perfecting or protecting the lien and security interest of Lender in the Property. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its book and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writing, plans, specifications and schematics concerning the Property, has been for the preceding four months (or less if for the entire existence of Borrower) and will continue to be the address of Borrower set forth in this Deed of Trust (unless Borrower notifies Lender of any change in writing at least 30 days prior to the date of such change). Borrower’s state organizational identification number is correctly set forth on the signature page of this Deed of Trust. Borrower shall promptly notify Lender of any change of its organizational identification number. Borrower will comply with all laws, regulations, orders and decrees of any court, governmental entity or quasi-governmental authority applicable to Borrower and its business activities.

1.3 Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan

Documents, (a) none of the funds or other assets of Borrower or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and the Specially Designated Nationals List maintained by OFAC) with the result that the investment in Borrower and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by applicable law or the Loan made by Lender is in violation of applicable law (“Embargoed Person”); (b) unless expressly waived in writing by Lender, no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of applicable law; and (c) to the actual knowledge of Borrower, none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is designated as an Embargoed Person, Borrower shall immediately notify Lender in writing. At Lender’s option, it shall be an event of default hereunder if Borrower, Guarantor or any other party to the Loan (other than Lender) is designated as an Embargoed Person.
1.4 Patriot Act. All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act (collectively referred to in this Section only as the “Patriot Act”) are incorporated into this Section. Borrower hereby represents and warrants that Borrower, and Guarantor and each and every Person affiliated with Borrower, and/or Guarantor or that to Borrower’s knowledge has an economic interest in Borrower, or, to Borrower’s knowledge, that has or will have an interest in the transaction contemplated by the Loan Documents or in the Property or will participate, in any manner whatsoever, in the Loan, is: (i) in full compliance with all applicable requirements of the Patriot Act and any regulations issued thereunder; (ii) operated under policies, procedures and practices, if applicable, that are in compliance with the Patriot Act and available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iii) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (iv) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (v) not owned or controlled by or now acting and or will in the future act for or on behalf of any person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower, or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. At Lender’s option, it shall be an event of default hereunder if Borrower, Guarantor, or any other party to the Loan is convicted on charges involving money laundering or predicate crimes to money laundering.

2.    BORROWER’S COVENANTS.
2.1.    Payment and Performance of Secured Obligations. Borrower will pay when due all sums which are or which may become owing on the Note, and will pay and perform all other Secured Obligations, in accordance with their terms.
2.2.    Payment of Taxes, Utilities, Liens and Charges.
2.2.1.    Taxes and Assessments. Except as the same may otherwise be paid under Section 3 relating to reserves, Borrower will pay when due directly to the payee thereof all taxes and assessments (including, without limitation, nongovernmental levies or assessments such as maintenance charges, owner association dues or charges, or charges resulting from covenants, conditions or restrictions) charged against or with respect to the Property or this Deed of Trust. Upon request, Borrower shall promptly furnish to Lender all notices of amounts due under this Section and all receipts evidencing such payments. Borrower may contest any such taxes and assessments in accordance with any applicable procedures so long as such contest does not jeopardize Lender’s security in the Property and so long as taxes and assessments do not become delinquent.
2.2.2.    Utilities. Borrower will pay when due all utility charges and assessments for services furnished to the Property.
2.2.3.    Liens and Charges. Borrower will pay when due the claims of all persons supplying labor or materials to or in connection with the Property. Without waiving the restrictions of Section 4, Borrower will promptly discharge any lien or other charge, whether superior or inferior to this Deed of Trust, which may be claimed against the Property. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any lien or charge and defer paying the same, provided that (i) no default beyond any applicable notice and cure period has occurred and is continuing under any Loan Document; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder; (iii) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay (or cause to be paid) any such contested lien or charge determined to be valid or unpaid; (v) such proceeding shall suspend the collection of such contested lien or charge from the Property or Borrower shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure payment of such lien or charge, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to pay for such lien or charge at any time when, in the judgment of Lender, the validity, applicability or non-payment of such lien or charge is finally established or the Property (or any part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost.
2.3.    Insurance.
2.3.1.    Insurance Requirements. Borrower shall comply with the insurance requirements contained in Exhibit B.
2.3.2.    Payment; Renewals. Borrower shall promptly furnish to Lender all renewal notices relating to insurance policies. Except as the same may otherwise be paid under Section 3 relating to reserves, Borrower will pay all premiums on insurance policies directly to the carrier. As soon as possible but prior to the expiration date of each such policy, Borrower shall furnish to Lender a certificate of the renewal policy in a form reasonably acceptable to Lender, together with evidence that the renewal premium has been paid. If Lender receives any notice of cancellation, including without limitation, for non-payment, Borrower shall be in default under this Loan and in addition to all other rights and remedies Lender has hereunder, Lender may, without notice/opportunity to cure, (a) invoke the reserves provisions of Section 3.1, (b) procure replacement insurance pursuant to Section 2.3.5, and/or (c) advance the funds necessary to make any premium payments and the amount advanced shall bear interest at the default rate set forth in the Note.
2.3.3.    Insurance Proceeds. In the event of any loss, Borrower will give prompt written notice thereof to the insurance carrier and Lender. Borrower hereby authorizes Lender as Borrower’s attorney-in-fact to make proof of loss, to adjust and compromise any claim, to commence, appear in, and prosecute, in Lender’s or Borrower’s name, any action relating to any claim, and to collect and receive insurance proceeds; provided, however, that Lender shall have no obligation to do so. Lender shall apply any insurance proceeds received by it hereunder first to the payment of the costs and expenses incurred in the collection of the proceeds and then, in its absolute discretion and without regard to the adequacy of its security, to:
(a)    The payment of indebtedness secured hereby, whether then due and payable or not. Any such application of proceeds to principal on the Note shall be without the imposition of any prepayment fee otherwise payable under the Note, but shall not extend or postpone the due dates of the installment payments under the Note, or change the amounts thereof; or
(b)    The reimbursement of Borrower, under Lender’s prescribed disbursement control procedures, for the cost of restoration or repair of the Property. Any reconstruction work shall be by union affiliated contractors and subcontractors. Lender may, at its option, condition the reimbursement on Lender’s approval of the plans and specifications of the reconstruction, contractor’s cost estimates, architect’s certificates, waivers of liens, sworn statements of mechanics and materialmen, and such other evidence of costs, percentage completion of construction, application of payments and satisfaction of liens as Lender may reasonably require. Except to the extent that insurance proceeds are applied to payment of the indebtedness secured hereby under clause (a) above, nothing herein contained shall be deemed to excuse Borrower from restoring, repairing or maintaining the Property as provided in Section 2.4, regardless of whether or not there are insurance proceeds available or whether any such proceeds are sufficient in amount.
2.3.4.    Borrower’s Direction of Application of Insurance and Condemnation Proceeds. Notwithstanding the provisions of Section 2.3.3 clause (a) or Section 2.7.1, Borrower, rather than Lender, shall have the right to direct the application of insurance or condemnation proceeds to payment of the indebtedness secured by this Deed of Trust, or to repair or restoration of the Property on the following conditions:
(a)    There is then no uncured default hereunder nor any event or condition which with notice or the passage of time or both would be a default hereunder.
(b)    If the proceeds are to be applied against the indebtedness, the proceeds are sufficient to pay the indebtedness in full.
(c)    If the proceeds are to be applied to repair or restoration, then, in addition to the matters required under clause (b) of Section 2.3.3 above, Lender must have approved each of the following with respect to the repair or restoration, which approval shall not be unreasonably withheld: (i) the construction contract (and union affiliation of the contractor and subcontractors), and if required by Lender, payment and performance bonds with dual obligee rider; (ii) evidence that the insurance proceeds are adequate to restore the Property to its condition immediately prior to the casualty, and if insufficient, the deficiency is deposited with Lender to be disbursed prior to disbursement of insurance proceeds; (iii) proof that Borrower has funds sufficient to pay operating expenses, taxes, debt service, and other carrying costs of the Property through the period of repair or restoration; (iv) in the case of condemnation, evidence that the Property not taken through condemnation can be restored to a functional, architectural and economically viable unit; (v) evidence that upon such repair or restoration, the Property will be in compliance with all applicable laws, ordinances and regulations; (vi) evidence reasonably acceptable to Lender that upon the completion of any such repair or restoration, the Property will produce substantially the same rental income as before the casualty, loss or other taking. In the case of a partial taking in condemnation, this condition will be deemed satisfied if the remaining property produces enough income to provide the same or better debt service coverage ratio as before the partial taking.
(d)    Each disbursement shall be made in accordance with and subject to the provisions of a loan agreement between Lender and Borrower in form and content of Lender’s standard construction loan agreement, modified to apply to repair and restoration, and in compliance with Lender’s union work requirements. Without limitation as a condition to each advance, Lender may require endorsements to the title insurance policy.
(e)    Borrower executes and delivers to Lender such additional security documents and instruments as Lender reasonably deems necessary to continue and to perfect Lender’s security interest in the Property.
Notwithstanding anything to the contrary herein, in all instances where Borrower is restoring the Property after a casualty, regardless of whether Borrower, Lender, any ground lessor or other person controls the disbursement of insurance or condemnation proceeds, repair and restoration work to the Property shall satisfy Lender’s requirement to use union labor.
2.3.5.    Failure to Maintain. If Borrower fails or refuses to procure and maintain any of the required insurance, and/or if Lender receives any notice of cancellation of such coverage, whether for non-payment or otherwise, Lender may, at its option, without waiting for the cancellation to become effective and without any notice to Borrower or opportunity for Borrower to cure, (a) advance funds to pay any delinquent premiums, or (b) procure such insurance for Lender’s benefit and/or interests and any and all premiums, deductibles, or self-insured retentions, paid by Lender therefor shall be deemed an expense of the Borrower and shall be deemed due on demand or any other payment mode selected by Lender. Lender is not responsible for nor will Lender procure any insurance for Borrower’s interests and/or benefit. The cure periods and extensions thereof set forth in Section 8.3 and in the other Loan Documents are inapplicable to this Section 2.3.5; provided, however that Lender will permit Borrower 15 days after written notice of the default to Borrower before Lender invokes the reserve provisions of Section 3.1 or exercises Lender’s remedies under Section 10 below.
2.3.6.    Transfer of Title. If the Property is sold pursuant to Section 10 or if Lender otherwise acquires title to the Property, Lender shall have all of the right, title and interest of Borrower in and to any insurance policies and unearned premiums thereon, and in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.
UNLESS BORROWER PROVIDES LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THIS DEED OF TRUST, OR IF LENDER RECEIVES ANY NOTICE OF NON-PAYMENT OR CANCELLATION, LENDER MAY ADVANCE FUNDS TO PAY ANY DELINQUENT PREMIUMS OR PURCHASE INSURANCE AT BORROWER’S EXPENSE TO PROTECT LENDER’S INTEREST (WITHOUT NOTICE TO BORROWER OR OPPORTUNITY TO CURE). THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT BORROWER’S INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE LENDER PURCHASES MAY NOT PAY ANY CLAIM BORROWER MAKES OR ANY CLAIM MADE AGAINST BORROWER. BORROWER MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT BORROWER HAS OBTAINED PROPERTY COVERAGE ELSEWHERE.

BORROWER IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY LENDER AND ANY DELINQUENT PREMIUMS PAID BY LENDER. THE AMOUNTS PAID MAY BE ADDED TO THE LOAN BALANCE, AND THE DEFAULT INTEREST RATE ON THE LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE THE PRIOR COVERAGE LAPSED OR THE DATE BORROWER FAILED TO PROVIDE PROOF OF COVERAGE OR ON OR AFTER THE DATE LENDER RECEIVED NOTICE OF CANCELLATION.
THE COVERAGE LENDER PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE BORROWER COULD OBTAIN ON ITS OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.
2.4.    Preservation and Maintenance of Property; Right of Entry.
2.4.1    Preservation and Maintenance. Borrower (i) will not commit or suffer any waste or permit any impairment or deterioration of the Property, (ii) will restore or repair promptly, and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, in the event of any damage, injury or loss thereof, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (iii) will keep the Property, including improvements, fixtures, equipment, machinery, and appliances thereon, in good condition and repair, and shall replace fixtures, equipment, machinery, and appliances of the Property when necessary to keep such items in good condition and repair, and (iv) will generally operate and maintain the Property in a manner to ensure maximum revenue.
2.4.2.    Alterations. No building or other improvement on the Realty will be structurally altered, removed or demolished, in whole or in part, without Lender’s prior written consent, nor will any fixture or chattel covered by this Deed of Trust, and adapted to the use and enjoyment of the Property be removed at any time without like consent unless actually replaced by an item of equal suitability, owned by Borrower, free and clear of any lien or security interest except such as may be approved in writing by Lender.
2.4.3.    Right of Entry. Lender is hereby authorized to enter the Realty, including the interior of any structures, at reasonable times and after reasonable notice, for the purpose of inspecting the Property and for the purpose of performing any of the acts it is authorized to perform hereunder.
2.5.    Parking. If any part of the automobile parking areas included within the Property is taken by condemnation, or before said areas are otherwise reduced, Borrower will take all reasonable actions as are necessary to provide parking facilities in kind, size and location to comply with all governmental zoning and other regulations and all Leases (as defined in Section

6). Before making any contract for substitute parking facilities, Borrower will furnish to Lender satisfactory assurance of completion thereof, free of liens and in compliance with all governmental zoning and other regulations and all Leases.
2.6.    Use of Property. Borrower will comply with all laws, ordinances, regulations and requirements of any governmental body, and all other covenants, conditions and restrictions, applicable to the Property, and pay all fees and charges in connection therewith. Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower will not allow changes in the use for which all or any part of the Property was intended at the time this Deed of Trust was executed. Borrower will not initiate or acquiesce in a change in the zoning classification of the Property without Lender’s prior written consent. The real property conveyed by this Deed of Trust is not used principally for agricultural or farming purposes.
2.7.    Condemnation.
2.7.1.    Proceedings. Borrower will promptly notify Lender of any action or proceeding relating to any condemnation or other taking (including without limitation change of grade), whether direct or indirect, of the Property or part thereof or interest therein, and Borrower will appear in and prosecute any such action or proceeding unless otherwise directed by Lender in writing. Borrower authorizes Lender, at Lender’s option, as attorney-in-fact for Borrower, to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any such condemnation or other taking; provided, however, that Lender shall have no obligation to do so. All awards, payments, damages, direct, consequential and otherwise, claims, and proceeds thereof, in connection with any such condemnation or other taking, or for conveyances in lieu of condemnation, are hereby assigned to Lender, and all proceeds of any such awards, payments, damages, or claims shall be paid to Lender.
2.7.2.    Application of Proceeds. Lender shall apply any such proceeds in the manner and upon the terms and conditions set forth in Sections 2.3.3 and 2.3.3 relating to the application of insurance proceeds.
2.8.    Protection of Lender’s Security. Borrower will give notice to Lender of and will, at its expense, appear in and defend any action or proceeding that might affect the Property or title thereto or the interests of Lender or Trustee therein or the rights or remedies of Lender or Trustee. If any such action or proceeding is commenced, or if Lender or Trustee is made a party to any such action or proceeding by reason of this Deed of Trust, unless due to the negligence of Lender or due to a claim made against Lender due to no fault of Borrower, or if Borrower fails to perform any obligation on its part to be performed hereunder and if such failure could affect the security for this Loan or Lender’s or Trustee’s rights or interests, then Lender and/or Trustee, each in its own discretion, may make any appearances, disburse any sums, without notice/opportunity to cure, make any entries upon the Property and take any actions as may be necessary or desirable to protect or enforce the security of this Deed of Trust, to remedy Borrower’s failure to perform their covenants (without, however, waiving any default by Borrower) or otherwise to protect Lender’s or Trustee’s interests. Borrower agrees to pay all loss, damage, costs, and expenses, including attorney’s fees, of Lender and Trustee thus incurred. This Section shall not be construed to require Lender or Trustee to incur any expenses, make any appearances or take any actions.
2.9.    Reimbursement of Lender’s and Trustee’s Expenses. All amounts disbursed by Lender and Trustee pursuant to Section 2.8 or any other provision of this Deed of Trust, with interest thereon, shall be additional indebtedness of Borrower secured by this Deed of Trust (except funds deposited with the Lender by Borrower pursuant to Section 3 or Section 2.3.4 or 2.7). All such amounts shall be immediately due and payable, and shall bear interest from the date of disbursement at the default interest rate set forth in the Note.
2.10.    Books and Records, Financial Statements. Borrower will keep and maintain at Borrower’s address stated above, or such other place as Lender may approve in writing, books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property. Such books, records, contracts, leases, and other instruments shall be subject to examination, inspection and copying at any reasonable time by Lender. Borrower shall provide to Lender within 90 days after the end of Borrower’s fiscal year, a balance sheet for the Borrower, Borrower’s most recent federal income tax return (if that is not available within the 90 days, then it shall be provided as soon thereafter as it is available), a statement of income and expenses of the Property and a statement of changes in financial position with respect to the Property for the prior year, each in reasonable detail and certified by Borrower, and if Lender shall require, by an independent certified public accountant. At the same time, Borrower shall also furnish a rent roll for the Property, certified by Borrower, showing the name of each tenant, the space occupied, the lease expiration date, the monthly rent, the date to which rent has been paid, and any deposit Borrower is holding, as well as, at Lender’s request, copies of all financial statements, records or information provided by any tenants of the Property for the corresponding period. In addition, Borrower will furnish to Lender within 20 days after Lender’s request therefor, but no more than twice a year, a complete and current financial statement, in reasonable detail on any persons or entities with a direct or indirect ownership interest in Borrower and any guarantor of the Loan, together with a true and correct copy of such person’s or entity’s most recent federal income tax return. Borrower shall also (i) provide notice to Lender promptly upon its knowledge of a change in address for any guarantor, and (ii) concurrent with the delivery of the annual financial statements, provide to Lender a then-current list of addresses for all guarantors. To the extent that Lender does not receive the required records or financial statements, Lender may impose a fee of $500 for each such late submission but only if the required records are not provided within 30 days after notice of same from Lender.
2.11.    Notice of Litigation. Borrower represents that (i) the Property is not subject to any casualty damage; (ii) Borrower has not received any written notice of any eminent domain or condemnation proceeding affecting the Property; and (iii) to the best of Borrower’s knowledge following due and diligent inquiry, there are no actions, suits or proceedings pending, completed or threatened against or affecting Borrower, any guarantor or any person or entity owning an interest (directly or indirectly) in Borrower in any court or before any arbitrator or before or by any governmental authority that has not been disclosed in writing to Lender. Borrower shall provide written notice to Lender of any future litigation filed by or against Borrower or any guarantor within 30 days after the filing or Borrower’s receipt of notice of such filing and Borrower shall keep Lender reasonably informed regarding the subject and status of the litigation.
2.12    No Additional Debt; Single Asset Entity. Borrower shall not, without the prior written consent of Lender, incur any indebtedness (whether personal or nonrecourse, secured or unsecured) in connection with the Property, other than customary trade payables paid within sixty (60) days after they are incurred. Borrower represents that the Property constitutes a single real estate project, and does not constitute residential real property with fewer than four residential units. Borrower represents that the Property generates, or once constructed will generate, substantially all of the gross income of Borrower, and Borrower conducts no substantial business other than the business of constructing, developing, owning and operating the Property and activities incidental thereto. Borrower shall not conduct any business activity that would disqualify the Property from having a "single asset real estate" status as defined by Section 101(51)(B) of the Bankruptcy Code.
3.    RESERVES.
3.1.    Deposits. If Lender so requires, Borrower will, at the time of making each installment payment under the Note, deposit with Lender a sum, as estimated by Lender, equal to (a) the rents under any ground lease, (b) the taxes and special assessments next due on the Property, and (c) the premiums that will next become due on insurance policies as may be required under this Deed of Trust, less all sums already deposited therefor, divided by the number of months to elapse before 2 months prior to the date when such rents, taxes, special assessments, and premiums will become delinquent. Lender may require Borrower to deposit with Lender, in advance, such other sums for other taxes, assessments, premiums, charges, and impositions in connection with Borrower or the Property as Lender reasonably deems necessary to protect Lender’s interest (herein “Other Impositions”). Such sums for Other Impositions shall be deposited in a lump sum or in periodic installments, at Lender’s option. If requested by Lender, Borrower will promptly deliver to Lender all bills and notices with respect to any rents, taxes, assessments, premiums, and Other Impositions. Lender shall not be required to pay Borrower any interest, earnings or profit on any sums deposited with Lender. All sums deposited with Lender under this Section 3.1 are hereby pledged as security for the Secured Obligations.
3.2.    Application of Deposits. All such deposited sums shall be held by Lender and applied in such order as Lender elects to pay such rents, taxes, assessments, premiums and Other Impositions or to pay down the indebtedness secured hereby. The arrangement provided for in this Section 3 is solely for the added protection of Lender and entails no responsibility on Lender’s part beyond the allowing due credit, without interest, for the sums actually received by it. Upon any assignment of this Deed of Trust by Lender, any funds on hand shall be turned over to the assignee and any responsibility of Lender with respect thereto shall terminate. Each transfer of the Property shall automatically transfer to the grantee all rights of Borrower with respect to any funds accumulated hereunder. Upon payment in full of the Secured Obligations, Lender shall promptly refund to Borrower the remaining balance of any deposits then held by Lender.
3.3.    Adjustments to Deposits. If the total deposits held by Lender exceed the amount deemed necessary by Lender to provide for the payment of such rents, taxes, assessments, premiums, and Other Impositions as the same fall due, then such excess shall, provided no default then exists hereunder, be credited by Lender on the next due installment or installments of such deposits. If, at any time, the total deposits held by Lender is less than the amount reasonably deemed necessary by Lender to provide for the payment thereof as the same fall due, then Borrower will deposit the deficiency with Lender within 30 days after written notice to Borrower stating the amount of the deficiency.
3.4.    Conditional Waiver. Notwithstanding any other provision of this Deed of Trust, Lender agrees that it will not require the payment of reserves as provided in this Section 3 so long as there is no delinquency in the payment of any taxes or assessments levied or assessed against the Property, nor any delinquency in the payment of the premiums for any insurance required under this Deed of Trust, and there is no other default under this Deed of Trust.
4.    RESTRICTIONS ON TRANSFER OR ENCUMBRANCE.
4.1     Prohibited Transfers. Neither the Property nor any part thereof or interest therein shall be encumbered, sold (by contract or otherwise), conveyed, or otherwise transferred by Borrower, nor shall there be any change in the ownership of any beneficial interests in Borrower; nor shall there be any change in the ownership of entities who directly or indirectly hold ownership interests in Borrower; and if Borrower is a limited liability company which is manager-managed, there shall not be any change in the manager (each, a “Transfer”). Any such action without Lender’s prior written consent shall constitute a default hereunder and shall be deemed to increase the risk of Lender, and Lender may declare all sums secured hereby immediately due and payable, or may at its sole option, consent to such change in title, occupancy or ownership, subject to any conditions Lender may elect to impose, including but not limited to an increase in the interest rate on the indebtedness secured hereby. Notwithstanding the foregoing, but subject to Section 4.3 below, the following equity transfers in Borrower shall be permitted upon written notice to Lender so long as those persons responsible for the management and control of Borrower and the Property (i.e. James Hopper) remain unchanged following each such transfer: (a) entities that are non-manager members of Borrower may transfer their interest in Borrower to the owners of such entities should the owners decide to dissolve such entities so long as the ultimate ownership of Borrower remains unchanged; (b) up to 49% (in the aggregate taking into account prior transfers or assignments) of the non-managing membership interests in Borrower (directly or indirectly) shall be freely transferable; and (c) transfers of non-managing membership interests in Borrower (directly or indirectly) to a spouse or lineal descendant, a custodian, trustee or personal representative for the benefit of that member(s) or his or her spouse or lineal descendants, the settlor of any revocable trust that is a member, the spouse or lineal descendants of the settlor of any revocable trust that is a member, the sole shareholder of a corporation that is a member, and a corporation or other entity of which the member owns all of the issued and outstanding capital stock or owns both (i) the entire beneficial ownership interest and (ii) the power to exercise management and control over such entity without the consent or approval of any other person.
4.2    Permitted Transfer. Notwithstanding the provisions of Section 4.1 above, and provided there has been no default under the Loan Documents, Borrower shall have a one-time right to transfer the Property to a Lender-approved transferee who shall assume the obligations of the Borrower under the Loan Documents. Borrower must also provide a Lender-approved guarantor to assume the obligations of Guarantor under the Guaranty. Lender may approve the transferee in its sole and absolute discretion and, if consent should be given, such transfer shall be subject to execution of assumption and other documents acceptable to Lender. Such transfer shall not, however, release Borrower, Guarantor, or any other guarantor of the Note or other person from any personal liability under the Loan, provided, however, if Lender has approved the proposed new borrower and guarantor's assumption of the Loan obligations, the assumption agreement shall release the transferring borrower and guarantor from obligations under the Loan Documents arising after the closing of such sale. Lender shall be paid (a) upon and subject to the closing of the transfer and assumption, a loan assumption fee of 1% of the outstanding balance of the Loan, and (b) regardless of whether the assumption is approved or closed, all of its out-of-pocket costs including reasonable attorneys' fees related to the assumption.
4.3    ERISA. Notwithstanding anything to the contrary in this Section 4, even if a proposed Transfer otherwise satisfied Lender’s criteria above, such Transfer is prohibited if it will cause the Loan to become a prohibited transaction described in section 406(a) or (b) of the Employee Retirement Income Security Act of 1974, as amended. Prior to any permitted Transfer under this Section 4, Borrower shall provide to Lender a copy of the organizational documents of the transferee entity and any entities who directly or indirectly own an interest in the transferee entity and Lender may require the transferee entity and its direct and indirect owners to execute an ERISA certificate and reimburse Lender for all costs related to the preparation of the ERISA certificate and review of the organizational documents.
5.    UNIFORM COMMERCIAL CODE.
5.1.    Security Agreement. This Deed of Trust constitutes a security agreement pursuant to the Uniform Commercial Code (the “UCC”) with respect to:
5.1.1.    Any of the Property which, under applicable law, is not real property or effectively made part of the real property by the provisions of this Deed of Trust; and
5.1.2.    Any and all other property now or hereafter described on any UCC Financing Statement naming Borrower as Debtor and Lender as Secured Party, and in any way connected with the use and enjoyment of the Property (any and all such other property constituting “Property” for purposes of this Deed of Trust); and

5.1.3    All of Borrower’s accounts, chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, general intangibles, supporting obligations and all Borrower’s other personal property; and
5.1.4.    All products and proceeds of the property described in Sections 5.1.1, 5.1.2, and 5.1.3 and all supporting obligations ancillary thereto or arising in any way in connection therewith.
5.2.    Grant to Lender. Borrower grants Lender a security interest in all property described in Section 5.1 (the “UCC Property”) as security for the Secured Obligations. Neither the foregoing grant of a security interest nor the filing, of any such financing statement shall be construed as derogating from the parties’ stated intention that everything used in connection with the production of income from the Property or adapted for use therein or which is described or reflected in this Deed of Trust is and at all times shall be regarded for all purposes as part of the real property.
5.3.    Lender’s Rights. With respect to the UCC Property, Lender has all of the rights and remedies (i) of a secured party under the UCC, (ii) provided herein, including without limitation the right to cause such UCC Property to be sold by Trustee under the power of sale granted by this Deed of Trust or concurrently with the remainder of the Property at a trustee’s foreclosure sale, and (iii) provided by law. In exercising its remedies, Lender may proceed against the items of real property and any items of personal property, separately or together, and in any order whatsoever, without affecting the availability of Lender’s remedies.
5.4.    UCC Remedies. Without limitation of Lender's rights of enforcement with respect to the Property or any part thereof in accordance with the procedures for foreclosure of real estate, Lender may exercise its rights of enforcement with respect to the UCC Property under the UCC as in effect from time to time (or under the UCC in force, from time to time, in any other state to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies: (i) Lender may enter upon Borrower's premises to take possession of, assemble and collect the UCC Property or to render it unusable; (ii) Lender may require Borrower to assemble the UCC Property and make it available at a place Lender designates; (iii) Lender may send written notice to Borrower as provided herein at least 10 days prior to the date of sale and such notice shall be deemed reasonable for purposes of the UCC; provided that, if Lender fails to comply with this clause (iii) in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC; (iv) any sale made pursuant to the provisions of this Section 5.4 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Property under power of sale as provided in Section 10.2; (v) in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Property (or the UCC Property) may, at the option of Lender, be sold as a whole; (vi) it shall not be necessary for Lender to take possession of the UCC Property prior to the time a sale pursuant to the provisions of this Section 5.4 is conducted and it shall not be necessary for the UCC Property to be present at such sale; (vii) with respect to application of proceeds from disposition of the Property under Section 10.3 hereof, the costs incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Lender (including the allocated cost of services provided by in-house counsel); (viii) Lender may appoint an agent(s) to perform tasks related to a sale; (ix) Lender may comply with any applicable state or federal law or regulatory requirements in connection with the disposition of the Property, and such compliance will not be considered to affect adversely the commercial reasonableness of the sale; (x) Lender may sell the Property without giving any warranties as to the UCC Property, and may specifically disclaim any warranties; and (xi) Borrower acknowledges that the UCC Property may be sold at a loss to Borrower and Lender shall have no liability for such loss.
5.5.    Fixture Filing. This Deed of Trust shall be effective as (a) a fixture filing with respect to any fixtures included in the Property, with Borrower as debtor and Lender as secured party, and (b) a financing statement covering all of the UCC Property, including, without limitation, all accounts, chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, general intangibles, and supporting obligations. This Deed of Trust may be filed in any other appropriate filing or recording office. The mailing addresses of Borrower and Lender are set forth in the introductory paragraph of this Deed of Trust. A copy of this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section 5.5.
5.6.    Authorization to File Financing Statements; Power of Attorney. Borrower hereby authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without signature of Borrower as authorized by applicable law including, without limitation a financing statement describing the UCC Property as all of Borrower’s personal property wherever located, now owned or hereafter acquired. For purposes of such filings, Borrower agrees to furnish any information requested by Lender promptly upon request by Lender. Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto or continuation statements filed prior to the date of this Deed of Trust. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower or in Borrower’s own name to execute in Borrower’s name any such document and to otherwise carry out the purposes of this Section 5.6, to the extent that Borrower’s authorization above is not sufficient. To the extent permitted by law, Borrower hereby ratifies and affirms all acts said attorneys-in-fact have lawfully done or caused to be done in the past or shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable.
6.    RENTS AND LEASES.
6.1.    Approval. Borrower will obtain Lender’s prior written approval of (a) any new lease with respect to the Property (each, a “Lease”) (including, without limitation, the form of lease, economic terms, and the creditworthiness of the prospective tenant), (b) any modifications or terminations (including exercise of any recapture or similar provisions) of a Lease, (c) any consents or waivers with regard to the Leases, and (d) any discounting of Rents or prepayment of Rents (defined below) other than payment of Rent one month in advance. Notwithstanding the foregoing, Borrower may submit to Lender a standard form lease for Lender’s approval. After receiving such approval, Borrower may use such lease without Lender’s further review so long as there are no material changes made to that form of lease. Even if Lender has approved the standard form of leases, Borrower shall also obtain Lender’s prior written approval of the particular tenant and the terms of the Lease. Lender will not unreasonably withhold or delay its approval. Borrower shall not assign, pledge or encumber its interest in the Leases or the Rents, or permit such interest to be assigned, pledged or encumbered, except pursuant to the Loan Documents.
6.2.    Administration of Leases/Attornment. Borrower will comply with and observe Borrower’s obligations as landlord under all Leases, and will do all that is necessary to preserve all Leases in force and free from any right of counterclaim, defense or setoff. At Lender’s request, Borrower will furnish Lender with executed copies of all Leases then existing or hereafter made. All Leases will specifically provide that the tenant attorns to any person succeeding to the interest of Borrower upon any foreclosure of this Deed of Trust or conveyance in lieu thereof; such attornment shall be in such form as Lender may approve, but shall provide that the tenant shall not have the right of setoff or defense to payment of Rents for any event or act that occurred prior to such successor obtaining title to Borrower’s interest, and the successor shall have no liability for matters occurring prior their obtaining title, except to the extent such event or act is continuing at the time such successor obtains such title (e.g. the obligation to repair a continuing roof leak). The successor owner shall have no liability for return of any deposits not received by the successor. The tenant must also agree to execute such further evidences of subordination and attornment as Lender may, from time to time, request. Without Lender’s written consent, Borrower will not collect or accept payment of any Rent (defined below) more than 1 month prior to the due dates thereof.
6.3.    Estoppel Certificates. From time to time, at Lender’s request, but in no event more than twice in any calendar year, Borrower shall provide to Lender estoppel certificates from each tenant under the Leases in a form reasonably satisfactory to Lender or as required under the tenants' lease. By such certificates, the Borrower shall use its best efforts to have tenant confirm the commencement date of the Lease, the amount of the rental payments, that it is occupying the leased space and is paying rent on a current basis, that the Lease is in full force and effect, that there are no rental offsets or claims or defenses to the enforcement of the Lease, that tenant has accepted the leased premises without exception, that it will not prepay the Rent more than one month in advance, that it will give Lender notice of any claim of default of Borrower under the Lease, and containing such other matters as Lender may reasonably request.
6.4.    Rent Roll. From time to time, upon Lender’s request, Borrower shall also deliver to Lender a certified rent roll which shall list each rented space, the tenant’s name, the date of occupancy, and the monthly rent. Borrower shall certify the rent roll to be true and correct, and shall further certify that there have been no concessions to the tenants except those which have been approved by the Lender in writing.
6.5.    Assignment of Rents and Leases. As part of the consideration for the indebtedness evidenced by the Note, and not as additional security therefor, Borrower hereby absolutely and unconditionally assigns and transfers to Lender all right, title and interest of Borrower in and to: (a) any and all present and future Leases, including any and all extensions, renewals and replacements thereof; (b) all cash or security deposits, advance rentals and deposits of a similar nature under the Leases, including letters of credit and other forms of security (collectively, “Deposits”); and (c) all rents, issues, profits, and revenues (collectively “Rents”) now due or which may become due or to which Borrower may now or shall hereafter become entitled or may demand or claim (including Rents coming due during any redemption period), arising or issuing from or out of any and all Leases, including, without limitation, minimum, additional, percentage, and deficiency rents and liquidated damages. Pursuant to the foregoing, Lender may at any time require that Borrower transfer to Lender control over Deposits, on terms satisfactory to Lender. Borrower shall maintain all cash deposits in segregated accounts and shall not release or apply any Deposits without Lender’s prior written approval and shall provide evidence of the status of the Deposits on request. Borrower shall obtain Lender’s prior written approval of all aspects of any letter of credit and its issuer with respect to a Deposit.
6.6.    Collection of Rents. Prior to written notice given by Lender to Borrower of a default hereunder, Borrower shall have a license to, and will, collect and receive all Rents as trustee for the benefit of Lender and Borrower, to apply the Rents as provided in Section 6.9. Upon delivery of written notice by Lender to Borrower of a default hereunder and stating that Lender exercises its rights to the Rents, and without the necessity of Lender entering upon, and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Lender shall immediately be entitled to possession of all Rents as the same become due and payable, including, without limitation, Rents then due and unpaid, and all such Rents shall immediately upon delivery of such notice be held by Borrower as trustee for the benefit of Lender only. Upon delivery of such written notice by Lender, Borrower hereby agrees to direct each tenant or occupant of the Property to pay all Rents to Lender on Lender’s written demand therefor, without any liability on the part of said tenant or occupant to inquire further as to the existence of a default by Borrower; Borrower hereby authorizes Lender as Borrower’s attorney-in-fact to make such direction to tenants and occupants upon Borrower’s failure to do so as required herein. Payments made to Lender by tenants or occupants shall, as to such tenants and occupants, be in discharge of the payors’ obligations to Borrower. Lender may exercise, in Lender’s or Borrower’s name, all rights and remedies available to Borrower with respect to collection of Rents. Nothing herein contained shall be construed as obligating Lender to perform any of Borrower’s obligations under any of the Leases.
6.7.    Borrower’s Representations and Warranties. Borrower hereby represents and warrants to Lender that Borrower has not executed and will not execute any other assignment of said Leases or Rents, that Borrower has not performed and will not perform any acts, and has not executed and will not execute any instrument which would prevent Lender from exercising its rights under this Section 6, and that at the time of execution of this Deed of Trust, there has been no anticipation or prepayment of any of the Rents for more than 1 month prior to the due dates thereof. Borrower further represents and warrants to Lender that any Leases in effect on the date hereof are in good standing and there is no default thereunder, whether by Borrower or lessee, nor to Borrower’s knowledge any event or condition which, with notice or the passage of time, or both, would be a default thereunder. Borrower will execute and deliver to Lender such further assignments of rents and leases of the Property as Lender may, from time to time, reasonably request.
6.8.    Lender in Possession, Appointment of Receiver. Upon any default hereunder which is not cured within any applicable cure period, Lender may, in person, by agent, or by a court-appointed receiver, regardless of the adequacy of Lender’s security, enter upon and take and maintain full control of the Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof in the same manner and to the same extent as Borrower could do the same, including, without limitation, the execution, enforcement, cancellation, and modification of Leases, the collection of all Rents of the Property, the removal and eviction of tenants and other occupants, the making of alterations and repairs to the Property, and the execution and termination of contracts providing for management or maintenance of the Property, all on such terms as are deemed best by Lender to protect the security of this Deed of Trust. From and after the occurrence of any default, if Borrower, its manager or any guarantor or person or entity affiliated therewith, including those directly or indirectly holding ownership interests in Borrower, shall occupy the Property or part thereof, such person shall pay to Lender in advance on the first day of each month a reasonable rental for the space so occupied, and upon failure so to do, Lender shall be entitled to remove such person from the Property by any appropriate action or proceedings. Following a default hereunder which is not cured within any applicable cure period, Lender shall be entitled (regardless of the adequacy of Lender’s security) to the appointment of a receiver, Borrower hereby consenting to the appointment of such receiver. Said receiver may serve without bond if so permitted by the court. If the Property is in Washington, Lender may specify either a general or a custodial receiver. The receiver shall have, in addition to all the rights and powers customarily given to and exercised by such receivers, all the rights and powers granted to Lender in this Section 6. Lender or the receiver shall be entitled to receive a reasonable fee for so managing the Property, which may be advanced by Lender under Section 10.10.
6.9.    Application of Rents. All Rents collected subsequent to delivery of written notice by Lender to Borrower of a default hereunder shall be applied first to the costs, if any, of taking control of and managing the Property and collecting the Rents, including, without limitation, attorney’s fees, receiver’s fees, premiums on receiver’s bonds, costs of maintenance and repairs to the Property, premiums on insurance policies, taxes, assessments, and other charges on the Property, and the costs of discharging any obligation or liability of Borrower under the Leases, and then to the indebtedness secured hereby. Lender and the receiver shall be liable to account only for those Rents actually received. Lender shall not be liable to Borrower, anyone claiming under or through Borrower, or anyone having an interest in the Property by reason of anything done or left undone by Lender under this Section 6.
6.10.    Deficiencies. To the extent, if any, that the costs of taking control of and managing the Property, collecting the Rents, and discharging obligations and liabilities of Borrower under the Leases, exceed the Rents, the excess sums expended for such purposes shall be indebtedness secured by this Deed of Trust. Such excess sums shall be payable upon demand by Lender and shall bear interest from the date of disbursement at the default interest rate under the Note, or the maximum rate which may be collected from Borrower therefor under applicable law if that is less.
6.11.    Lender not Mortgagee in Possession. Nothing herein shall constitute Lender a “mortgagee in possession” prior to its actual entry upon and taking possession of the Property, entry upon and taking possession by a receiver not constituting possession by Lender.
6.12.    Enforcement. Lender may enforce this assignment without first resorting to or exhausting any security or collateral for the indebtedness. As used in this Section 6, the word “lease” shall mean “sublease” if this Deed of Trust is on a leasehold. This assignment shall terminate at such time as this Deed of Trust ceases to secure payment of indebtedness held by Lender.
6.13    Property Management. Prior to closing of this Loan, Borrower shall obtain Lender’s approval of the property management contract for the Property, which must include the right of Lender to terminate the contract following an uncured default under the Loan. Borrower shall not terminate or modify the approved property management contract or allow it to be assigned to another manager without Lender’s prior written consent. Any subsequent property management contracts for the Property shall be subject to Lender’s approval.
7.    CONSTRUCTION LOAN PROVISIONS.
7.1.    Advances. Borrower agrees to comply with covenants and conditions of the Loan Agreement. All advances made by Lender pursuant to the Loan Agreement shall be indebtedness of Borrower secured by this Deed of Trust, and such advances may be obligatory as provided in the Loan Agreement.
7.2.    Assignment of Claims. From time to time, as Lender deems necessary to protect Lender’s interests, Borrower shall, upon request of Lender, execute and deliver to Lender in such form as Lender shall reasonably direct, assignments of any and all rights or claims which relate to the construction of the Property, and which Borrower may have against any party supplying or who has supplied labor, materials or services in connection with construction on the Realty.

8.    DEFAULT.
8.1.    Default. The occurrence of any one or more of the following shall constitute a default hereunder: (a) failure to make any payment when due under the Note; (b) failure to make any other payment when due in connection with the Loan; (c) failure by Borrower to perform any other covenant, agreement or obligation contained in this Deed of Trust, or other Loan Documents; (d) any breach of the provisions of Section 4; (e) a Financial Distress Default (as defined in Section 9); (f) any representation or disclosure made to Lender by Borrower or any Guarantor of the Loan proves to be materially false or misleading when made, whether or not that representation or disclosure is contained herein; or (g) a default occurs under any other indebtedness now or hereafter owing to Lender on which Borrower or any other maker of the Note or any Guarantor of the Note is a maker or a guarantor.
8.2.    Form of Notice. At Lender’s option, any written notice of default required to be given to Borrower under Section 8.1 may be given in the form of a statutory notice of default or any other form as Lender may elect. This provision is not intended and shall not be construed to reduce any grace period or cure period provided in this Deed of Trust, or any other Loan Document for curing any default.
8.3    Cure Periods. Notwithstanding a default as described in Section 8.1, Lender agrees not to exercise the remedies described in Section 10 if Borrower cures the default within any applicable cure period set forth below:
8.3.1.    Failure to make any payment when due under the Note - 5 days after the due date.
8.3.2.    Failure to make any other payment due in connection with the Loan; except as otherwise provided in Section 2.3.5 herein - 5 days after written notice thereof given to Borrower by Lender.
8.3.3.    Failure by Borrower to perform any other covenant, agreement or obligation contained in any other document entered into by Borrower or Guarantor in connection with this Loan (excluding those circumstances where the applicable document either states that there is no notice/opportunity to cure or provides for a specified cure period) 15 days after written notice thereof to Borrower; provided, however, that if such cure cannot be completed within the 15 day period, Borrower shall be permitted such additional time to cure the default, not to exceed 90 days, if Borrower commences such cure within 15 days and diligently pursues it thereafter
8.3.4.    Any breach of the provisions of Section 4 - no cure period.
8.3.5.    Any termination of required insurance coverage or non-payment of failure to insurance premiums as and when due - no cure period.

8.3.6.    A Financial Distress Default (as defined in Section 9) - see cure periods set forth in Section 9.
8.3.7.    Any representation or disclosure made to Lender by Borrower or any guarantor of the Loan proves to be materially false or misleading when made, whether or not that representation or disclosure is contained herein - no cure period.
8.3.8.    A default under the any other Loan Documents which is not cured within any cure period provided in the applicable document - no cure period.
8.3.9.    A default occurs under any other indebtedness now or hereafter owing to Lender on which Borrower or any other maker of the Note or any Guarantor of the Note is a maker or a guarantor - any applicable cure period, if any, under the instrument(s) evidencing such indebtedness.
9.    FINANCIAL DISTRESS.
9.1.    Financial Distress Default. Each of the following shall be a Financial Distress Default by Borrower: (a) the making by Borrower of any general assignment or general arrangement for the benefit of creditors; (b) the filing by or against Borrower of a petition to have Borrower adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy; (c) the appointment of a trustee or a receiver to take possession of all or any part of Borrower’s assets; or (d) the entry of any final judgment (following the expiration of appeals) against Borrower which would have a material adverse effect on the financial condition of Borrower. Borrower shall immediately notify Lender upon the occurrence of any Financial Distress Default. Lender agrees not to exercise its remedies for a Financial Distress Default if it is cured within the following cure periods: Clauses (a) and (b) - 90 days to obtain a dismissal of the petition; Clause (c) - 60 days to have the trustee or receiver dismissed or otherwise regain possession of Borrower’s assets; and Clause (d) - 90 days to have the judgment discharged or satisfied.
9.2.    Filing of Petition. Lender and Borrower (as either debtor or debtor-in-possession) agree that if a petition (“Petition”) is filed by or against Borrower under Title 11 of the United States Code (the “Bankruptcy Code”):
9.2.1.    Adequate protection for Borrower’s Loan obligations accruing after filing of the Petition shall be provided within 15 days after filing in the form of a deposit equal to one month’s Loan payments, to be held by the court or an escrow agent approved by Lender and the court.
9.2.2.    If the Loan is a construction loan, Borrower or Trustee shall give Lender at least 30 days written notice of any termination of the construction contract or architect’s contract. If Borrower terminates either without notice, Borrower or Trustee shall stipulate to entry of an order for relief from stay to permit Lender to foreclose on the Property.

9.2.3.    If Borrower was in default under the Loan before the filing of the Petition, whether or not Lender has given Borrower written notice of that default and whether or not any cure period expired before filing the Petition, Borrower shall be deemed to have been in default on the date the Petition was filed for all purposes under the Bankruptcy Code.
9.2.4.    For the purposes of the Bankruptcy Code, adequate assurance of future performance of this Loan by Borrower, Trustee or any proposed purchaser of the Property will require that Borrower, Trustee or the proposed purchaser deposit 2 months of Loan payments into an escrow fund (to be held by the court or an escrow agent approved by Lender and the court) as security for such future performance. In addition, if the Property is to be sold, adequate assurance of future performance by the proposed purchaser shall require that: (i) the purchaser have a tangible net worth not less than twice the then Loan balance or that such purchaser’s performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less twice the then Loan balance; (ii) the purchaser demonstrates that it possesses a history of success in operating a project of similar size and complexity in a similar market; and (iii) purchaser assumes in writing all of Borrower’s obligations under the Loan.
9.2.5.    If Borrower or Trustee intends to sell the Property, Borrower or Trustee shall provide Lender with 30 days written notice of the proposed action, separate from and in addition to any notice provided to all creditors. Notice of a proposed sale and assumption shall state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Lender. Notice of a proposed sale shall state: (i) the name, address, and federal tax identification numbers and registration numbers of the proposed purchaser; (ii) all of the terms and conditions of the proposed sale; and (iii) the purchaser’s proposed adequate assurance of future performance to be provided to Lender.
9.2.6.    If Borrower is in default under the Loan when the Petition is filed, Lender shall not be required to provide Borrower or Trustee with any further disbursements of Loan proceeds until all defaults have been cured.
10.    REMEDIES.
10.1.    Acceleration Upon Default; Additional Remedies. If a default occurs and is not cured within any applicable cure period, Lender may, at its option and without notice to or demand upon Borrower, exercise any one or more of the following actions:
10.1.1.    Declare any and all indebtedness secured by this Deed of Trust to be due and payable immediately.
10.1.2.    Bring a court action to enforce the provisions of this Deed of Trust, or any of the indebtedness or obligations secured by this Deed of Trust.
10.1.3.    Foreclose this Deed of Trust through a judicial action.

10.1.4.    Cause any or all of the Property to be sold under the power of sale granted by this Deed of Trust in any manner permitted by applicable law.
10.1.5.    Elect to exercise its rights with respect to the Leases and the Rents (notice of exercising this right will be given by Lender to Borrower).
10.1.6.    Exercise any or all of the other rights and remedies provided for herein.
10.1.7    Enter upon and take full control of the Property in order to perform all acts necessary or appropriate for the completion of construction and development of the Property, acceptance of the Property by the tenants under the Leases and operation, maintenance and repair of the Property in accordance with the standards set forth in the Leases and required by the Loan Documents, either directly, by agent or by a court-appointed receiver.
10.1.8.    Enter upon and take full control of the Property in order to perform all acts necessary or appropriate for the completion of construction and development of the Property, acceptance of the Property by the tenants under the Leases and operation, maintenance and repair of the Property in accordance with the standards set forth in the Leases and required by the Loan Documents, either directly, by agent or by a court-appointed receiver. Lender's rights hereunder include its rights under California Code of Civil Procedure Section 564, as such Section may be amended from time to time.
10.1.9    Exercise any other right or remedy available under law or in equity, including, but not limited to, rights and remedies of a secured party under the UCC.
10.2.    Exercise of Power of Sale. For any sale under the power of sale granted by this Deed of Trust, Lender or Trustee shall record, advertise and give all notices required by law and then, upon expiration of such time as is required by law, Trustee may sell the Property upon any terms and conditions specified by Lender and permitted by applicable law. Trustee may postpone any sale by public announcement at the time and place noticed for the sale. If the Property includes several lots or parcels, Lender, in its discretion, may designate their order of sale or may elect to sell all of them as an entirety. The Property, real, personal or mixed, may be sold in one parcel. To the extent any of the Property sold by the Trustee is personal property, the Trustee shall be acting as agent of the Lender in selling such Property. Any person permitted by law to do so may purchase at any sale. Upon any sale, Trustee will execute and deliver to the purchaser or purchasers a deed or deeds conveying the Property sold, but without any covenant or warranty, express or implied, and the recitals in the Trustee’s deed showing that the sale was conducted in compliance with all the requirements of law shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value.

10.3.    Application of Sale Proceeds. The proceeds of any sale under this Deed of Trust will be applied in the following manner:
FIRST: Payment of the costs and expenses of the sale, including, without limitation, Trustee’s fees, legal fees and disbursements, title charges and transfer taxes, and payment of all expenses, liabilities and advances of Trustee, together with interest on all advances made by Trustee from date of disbursement at the applicable interest rate under the Note from time to time or at the maximum rate permitted to be charged by Trustee under the applicable law if that is less.
SECOND: Payment of all sums expended by Lender under the terms of this Deed of Trust and not yet repaid, together with interest on such sums from date of disbursement at the applicable interest rate under the Note from time to time or the maximum rate permitted by applicable law if that is less.
THIRD: Payment of all other indebtedness secured by this Deed of Trust in any order that the Lender chooses.
FOURTH: The remainder, if any, to the person or persons legally entitled to it.
10.4.    Waiver of Order of Sale and Marshaling. Lender shall have the right to determine the order in which any or all portions of the Secured Obligations are satisfied from the proceeds realized upon the exercise of any remedies provided herein. Borrower, any party who consents to this Deed of Trust and any party who, now or hereafter, acquires a security interest in the Property and who has actual or constructive notice hereof, hereby waives any and all right to require marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein, or to direct the order in which any of the Property will be sold in the event of any sale under this Deed of Trust.
10.5.    Nonwaiver of Defaults. The entering upon and taking possession of the Property, the collection of Rents or the proceeds of fire and other insurance policies or compensation or awards for any taking or damage of the Property, and the application or release thereof as herein provided, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.
10.6.    Expenses During Redemption Period. If this Deed of Trust is foreclosed judicially and the Property sold at a foreclosure sale, the purchaser may during any redemption period allowed, make such repairs or alterations on the Property as may be reasonably necessary for the proper operation, care, preservation, protection, and insuring thereof. Any sums so paid, together with interest thereon from the time of such expenditure at the default rate of interest stated in the Note or the highest lawful rate, if that is less, shall be added to and become a part of the amount required to be paid for redemption from such sale.

10.7.    Foreclosure Subject to Tenancies. Lender shall have the right at its option to foreclose this Deed of Trust and foreclose out all subordinate tenancies (except those where Lender has entered non-disturbance agreements with the tenant), or foreclose out some subordinate tenancies and leave others in place or foreclose subject to and without eliminating any subordinate tenancies.
10.8.    Evasion of Prepayment Terms. If a default has occurred and is continuing, a tender of payment of the amount necessary to satisfy the entire indebtedness secured hereby made at any time prior to foreclosure sale (including sale under power of sale) by Borrower, its successors or assigns, or by anyone in behalf of Borrower, its successors or assigns, shall constitute an evasion of any prepayment terms of the Note, and be deemed to be a voluntary prepayment thereunder and any such payment to the extent permitted by law, will, therefore, include the additional payment required under the prepayment provisions of the Note.
10.9.    Remedies Cumulative. To the extent permitted by law, every right and remedy provided in this Deed of Trust is distinct and cumulative to all other rights or remedies under this Deed of Trust, or afforded by law or equity, or any other agreement between Lender and Borrower, and may be exercised concurrently, independently or successively, in any order whatsoever. Lender may exercise any of its rights and remedies at its option without regard to the adequacy of its security.
10.10.    Lender’s and Trustee’s Expenses. Borrower will pay all of Lender’s and Trustee’s expenses incurred in any efforts to enforce any terms of the Loan Documents, whether or not any suit is filed, including, without limitation, legal fees and disbursements, foreclosure costs, and title charges, as well as any other out of pocket costs (including attorneys fees and other professional fees) Lender incurs which are in any way arising from or relating to the Loan, including those related to administration of the Loan (including any receivership including funds loaned to or paid to the receiver), any legal or bankruptcy matters or proceedings related to the Loan or Borrower or any guarantor, inspection of the Property, including any expenses incurred in connection with liens and lien disputes, and responding to discovery in lawsuits concerning any of the Loan Documents, the Borrower, the Guarantors or the Property or the Project, review of requests from Borrower or guarantors, and title insurance costs. All such sums, with interest thereon, shall be additional indebtedness of Borrower secured by this Deed of Trust. Such sums shall be immediately due and payable, and shall bear interest from the date of disbursement at the default rate of interest stated in the Note, or the maximum rate which may be collected from Borrower under applicable law if that is less. As used in this Deed of Trust and in the other Loan Documents, “attorneys’ fees” and “legal fees” shall include attorneys’ fees, if any, which shall be incurred whether or not legal action is commenced and any such fees incurred at any trial, arbitration, or interpleader or bankruptcy hearing or any judicial proceeding, and on appeal or review, and on any collection before or after judgment.
10.11    Indemnification. Borrower shall indemnify, defend (using counsel acceptable to Lender) and hold Lender harmless from and against any and all losses, costs, damages, claims, or expenses (including attorneys’ fees) which have been or may be asserted against or incurred by Lender as a result of or in connection with the Loan, including the claims related to breach of any warranties and representations of Borrower, as well as any disputes with contractors, suppliers, or any other third parties, related to the Property, including all matters related to the development and/or construction at the Property.
10.12    Right of Rescission. Lender may from time to time rescind any notice of default or notice of sale before any Trustee's sale in accordance with the laws of the State of California. The exercise by Lender of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Lender to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the obligations of this Deed of Trust or secured hereby, nor otherwise affect any provision, covenant or condition of any Loan Document or any of the rights, obligations or remedies of Trustee or Lender hereunder or thereunder.
11.    GENERAL.
11.1.    Reconveyance. Upon payment of all sums secured by this Deed of Trust, Lender shall request Trustee to reconvey the Property and shall surrender this Deed of Trust and all Notes evidencing indebtedness secured by this Deed of Trust to Trustee. Trustee shall reconvey the Property without warranty to the person or persons legally entitled thereto. The grantee in any reconveyance may be described as the “person or persons legally entitled thereto,” and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof. Such person or persons shall pay Trustee’s costs incurred in so reconveying the Property.
11.2.    Successor Trustee. Lender may, from time to time, appoint a successor trustee to any Trustee appointed hereunder. Without conveyance of the Property, the successor trustee shall succeed to all the title, power and duties conferred upon the Trustee herein and by applicable law.
11.3.    Lender’s Powers. Lender may at any time and from time to time by a specific writing intended for the purpose: (a) waive any default without waiving any other prior or subsequent default; (b) waive compliance with any covenant herein made by Borrower to the extent and in the manner specified in such writing; (c) consent to Borrower's doing any act which hereunder Borrower is prohibited from doing, or to Borrower's failing to do any act which hereunder Borrower is required to do, to the extent and in the manner specified in such writing; (d) release or reconvey or cause to be released or reconveyed all or any part of the Property from the lien of this Deed of Trust, without the joinder of Trustee; (e) extend or otherwise modify the terms and the time for payment of the indebtedness secured hereby or any part thereof, or reduce payment thereon; (f) release any party liable, either directly or indirectly, for the Secured Obligations or for any covenant herein or in any other Loan Document; (g) consent and/or cause Trustee to consent to the making of any map or plat of the Property; (h) consent or cause Trustee to consent to the granting of any easement or creating any restriction on the Property; or (i) join or cause Trustee to join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof, without impairing or releasing the liability of any other party. In addition to the foregoing, Lender may remedy any default without waiving the default remedied. Borrower shall pay Lender a service charge, together with such title insurance premiums and attorney’s fees as may be incurred at Lender’s option, for any action if taken at Borrower’s request.

No such above described act shall in any way affect the rights or powers of Lender or Trustee hereunder except to the extent specifically agreed to by Lender, as the case may be, in such writing. Neither failure by Lender to exercise, nor delay by Lender in exercising, nor discontinuance of the exercise of any right, power or remedy (including the right to accelerate the maturity of the Secured Obligations or any part thereof) upon or after any Default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No waiver of any provision hereof or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified. No notice to or demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances.
11.4.    Lender’s Assignment and Participation. Lender reserves and is hereby granted by the Borrower the right to assign the Loan in whole or in part, or to obtain a participation in the Loan from any third party. In the event of such assignment or participation, Borrower shall be responsible for all costs incurred in connection with the assignment (but not the participation) and all of the obligations of the Borrower shall inure to the benefit of the Lender’s successor, assignee or designee. Any complete assignment by Lender to a bona fide commercial lending organization shall serve to release Lender from any further liability under the Loan Documents. Borrower further agrees to provide any such participant or assignee with such further assurances as may be required including, but not limited to, the outstanding balance of the Note, an agreement to make its payment thereon as directed, and confirming that there exists no defenses or offsets to payment of the Note, or the performance of its obligations under the loan security.
11.5.    No Violation of Usury Laws. Interest, fees and charges collected or to be collected in connection with the indebtedness secured hereby shall not exceed the maximum, if any, permitted by any applicable law. If any such law is interpreted so that said interest, fees and/or charges would exceed any such maximum and Borrower is entitled to the benefit of such law, then: (a) such interest, fees and/or charges shall be reduced by the amount necessary to reduce the same to the permitted maximum; and (b) any sums already paid to Lender which exceeded the permitted maximum will be refunded. Lender may choose to make the refund either by treating the payments, to the extent of the excess, as prepayments of principal or by making a direct payment to the person(s) entitled thereto. No prepayment premium shall be assessed on prepayments under this Section. The provisions of this Section shall control over any inconsistent provision of this Deed of Trust or the Note or any other Loan Documents.
11.6.    Additional Documents; Power of Attorney. Borrower, from time to time, will execute, acknowledge and deliver to Lender upon request, and hereby irrevocably appoints Lender their attorney-in-fact, to execute, acknowledge, deliver and, if appropriate, file and record, such security agreements, assignments for security purposes, assignments absolute, financing statements, affidavits, certificates, and other documents, in form and substance reasonably satisfactory to Lender, as Lender may reasonably request in order to perfect, preserve, continue, extend, or maintain the assignments herein contained, the lien and security interest under this Deed of Trust, and the priority thereof. Borrower will pay to Lender, upon request therefor, all costs and expenses incurred in connection with the preparation, execution, recording, and filing of any such document.
11.7.    Waiver of Statute of Limitations. To the full extent Borrower may do so, Borrower hereby waives the right to assert any statute of limitations as a defense to the enforcement of the lien of this Deed of Trust or to any action brought to enforce the Note or any other obligations secured by this Deed of Trust.
11.8.    Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy, and no waiver by Lender of any particular default by Borrower shall constitute a waiver of any other default or of any similar default in the future. Without limiting the generality of the foregoing, the acceptance by Lender of payment of any sum secured by this Deed of Trust after the due date thereof shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Deed of Trust, nor shall Lender’s receipt of any awards, proceeds or damages under Sections 2.3 and 2.7 hereof operate to cure or waive Borrower’s default in payment of sums secured by this Deed of Trust.
11.9.    Modifications and Waivers. This Deed of Trust cannot be waived, changed, discharged, or terminated orally, but only by an instrument, in writing, signed by the party against whom enforcement of any waiver, change, discharge, or termination is sought.
11.10.    Notice. Except as applicable law may otherwise require, all notices and other communications shall be in writing and shall be deemed given when delivered by a recognized national courier service such as Federal Express or UPS, or when mailed, certified or registered mail, postage prepaid, return receipt requested, delivery prepaid, addressed to the address set forth at the beginning of this Deed of Trust. If sent by mail, the notice shall be effective 3 days after such mailing, or upon receipt or rejection of the delivery, whichever is earlier. If sent by courier, the notice shall be effective upon receipt or rejection of the delivery. Borrower, Lender and Trustee party may at any time change its address for such purposes by delivering or mailing to the other parties hereto as aforesaid a notice of such change.
11.11.    Governing Law. This Deed of Trust shall be interpreted and enforced in accordance with the laws of the state where the Realty is located. If any provisions of this Deed of Trust are determined to be unlawful in the state where the Property is located, said provisions are subject to amendment by Lender to comply with such state law or at Lender’s sole option, this Deed of Trust will be considered null and void and all fees theretofore paid will be returned to Borrower.
11.12.    Venue. If any action is brought to enforce or interpret the provisions of this Deed of Trust, the venue of such action shall be laid in Los Angeles County, California.
11.13.    Severability; Captions. If any provision or clause of this Deed of Trust conflicts with applicable law, such conflicts shall not affect other provisions or clauses hereof which can be given effect without the conflicting provision, and to this end the provisions hereof are declared to be severable. The captions and headings of the Sections of this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.
11.14.    Definitions. As used herein: the term “Borrower” means the Borrower herein named, together with any subsequent owner of the Property or any part thereof or interest therein; the term “Trustee” means the Trustee herein named, together with any successor Trustee; and the term “Lender” means the Lender herein named, together with any subsequent owner or holder of the Note or any interest therein, including pledgees, assignees and participants. References herein to matters acceptable to Lender or subject to Lender’s approval, decision or consent shall be subject to a sole discretion standard.
11.15.    Successors and Assigns Bound, Joint and Several Liability; Lenders. This Deed of Trust shall bind and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, administrators, executors, successors and assigns, subject to the provisions of Section 4 hereof. All obligations of Borrower hereunder are joint and several. In exercising any rights hereunder or taking actions provided for herein, Lender and Trustee may act through their respective employees, agents or independent contractors as authorized by Lender and Trustee.
11.16.    Number, Gender. This Deed of Trust shall be construed so that wherever applicable, the use of the singular number shall include the plural number, and vice versa, and the use of any gender shall be applicable to all genders.
11.17.    Time. Time is of the essence in connection with all obligations of Borrower herein.
11.18    Border Zone Property. Borrower represents and warrants that to Borrower's actual knowledge the Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq. or any regulation adopted in accordance therewith, except as previously disclosed in the environmental reports provided Lender.
11.19.    Independent Evaluation. Borrower acknowledges that it has independently evaluated the economic viability of the Property and Borrower has relied and will hereafter rely solely on its own independent data, evaluations and business judgment regarding all matters which relate to the legality, feasibility or financial success of the planned work. Borrower confirms and agrees that it has not relied upon Lender in any manner in reaching these conclusions. None of Lender’s requirements or waivers in the application, commitment, or in any of the security for this Loan (including, but not limited to, appraisal, lease, insurance coverage, governmental, supervision, and inspection requirements) constitute a recommendation, wavier or endorsement by Lender of any particular person, data, policy or procedure or what the Borrower, in its prudent and reasonable business judgments, should obtain for its own purposes.
11.20.    Mutual Negotiation. This document has been mutually negotiated and shall not be construed against either party.
11.21.    Entire Agreement. This Deed of Trust constitutes the entire agreement between the parties hereto with respect to the matters provided for herein and no modification of this Deed of Trust shall be deemed effective unless executed in writing by Lender and Borrower subsequent to the date hereof.
11.22.    Estoppel Certificate. Borrower shall, within 10 business days after receipt of Lender’s written request, furnish Lender or any other party designated by Lender with a written statement, duly acknowledged, setting forth the amount of the Secured Obligations and otherwise confirming the status of the Secured Obligations, the Property, and the Loan Documents.
11.23    Notice to Account Debtors. In addition to the rights granted elsewhere in this Deed of Trust, Lender may at any time notify the account debtors or obligors of any accounts, chattel paper, general intangibles, negotiable instruments or other evidences of indebtedness included in the Property to pay Lender directly.
11.24.    Not a Consumer Loan. The Loan and all proceeds thereof will be used solely for commercial, investment or business proceeds and not for personal, household or family purposes.
11.25    Waiver of Jury Trial. Lender and Borrower each unconditionally waives any right to trial by jury to resolve any claim asserted in connection with any matter arising in connection with the Loan, including the Loan Documents.

IN WITNESS WHEREOF, Borrower has executed this Deed of Trust as of the date first above written.
“BORROWER”
WALNUT VENTURE, LLC, a Delaware limited liability company

By:    HB & SONS, LLC, a California limited liability     company, Its Manager

By:    Asset Management Consultants, Inc., a     California corporation, Its Manager

By: /s/ James R. Hopper
Printed Name: James R. Hopper
Its: President

Borrower's Organizational ID: 5424292

Signature must be notarized

EXHIBIT A

Property Description

Real property in the City of Carson, County of Los Angeles, State of California, described as follows:

PARCEL 1:

THE EASTERLY 702.00 FEET OF PARCEL 6 OF PARCEL MAP NO. 3611, IN THE CITY OF CARSON, AS PER MAP FILED IN BOOK 45 PAGE 95 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM THE NORTHERLY 6.18 FEET OF THAT PORTION OF SAID LAND LYING WESTERLY OF THE SOUTHERLY PROLONGATION OF THE EASTERLY LINE OF PARCEL 1 OF PARCEL MAP 4907, AS SHOWN ON THE MAP FILED IN BOOK 53 PAGE 49 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

ALSO EXCEPT ALL OIL, GAS, PETROLEUM, HYDROCARBON SUBSTANCES, WATER AND OTHER MINERALS BELOW A DEPTH OF 500 FEET MEASURED VERTICALLY FROM THE PRESENT SURFACE OF SAID LAND, TOGETHER WITH THE RIGHT OF ENTRY BELOW SAID DEPTH OF 500 FEET BY SLANT OR DIRECTIONAL DRILLING FROM OTHER LANDS TO DEVELOP AND PRODUCE OIL, GAS, PETROLEUM, HYDROCARBON SUBSTANCES, WATER AND OTHER MINERALS AND RIGHT TO USE THE STRUCTURES BELOW SAID DEPTH OF 500 FEET FOR THE STORAGE AND
SUBSEQUENT REMOVAL OF GAS OR OTHER SUBSTANCES, BUT WITHOUT ANY RIGHT OF SURFACE ENTRY AS RESERVED BY ADELE GATES, IN DEED RECORDED FEBRUARY 18, 1965 IN BOOK D2803 PAGE 662, OFFICIAL RECORDS.

PARCEL 2:

AN EASEMENT FOR DRAINAGE AND INCIDENTAL PURPOSES OVER THE NORTHERLY 35 FEET OF PARCELS 6 AND 7 OF PARCEL MAP NO. 3611, IN THE CITY OF CARSON, AS PER MAP FILED IN BOOK 45 PAGE 95 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM THE EASTERLY 702.00 FEET OF SAID PARCEL 6.

ALSO EXCEPT THEREFROM THE NORTHERLY 6.18 FEET.

APN: 7319-001-025

A- 1

EXHIBIT B
Insurance Requirements

Borrower will keep the following insurance coverage’s in effect with respect to the Property until the Loan is repaid in full:

I.	PROPERTY INSURANCE

A.	DURING CONSTRUCTION (On Perm Loans if the property policy does not include course of construction endorsement then a builder’s risk policy will be required for any repairs or tenant improvements)
Borrower and any contractor shall maintain a Builder's All-Risk, Completed Value, Non-Reporting Form Policy evidenced by a certified copy of the policy or Acord 28 form of Certificate of Insurance naming the borrowing entity as an insured. Total coverage must be based on 100% of the replacement value and permit waiver of subrogation in favor of Lender, must be written by a carrier approved by Lender with a current Best's Insurance Guide Rating of at least A- VIII (which is authorized to do business in the state in which the property is located) that includes:

1.
Mortgagee Clause naming Washington Capital Joint Master Trust Mortgage Income Fund (“Lender”) as Mortgagee. In addition, a Lender's Loss Payable Endorsement (438BFU or equivalent) with a Severability of Interest Clause.

The policy must be endorsed to include the following notice provision for the benefit of Lender:

It is hereby agreed that the Insurance Carrier will give written notice to Lender 30 days prior to cancellation for reasons other than non-payment of the premium and 10 day notice of cancellation for the non-payment of any premium. Lender’s notice information is shown below:

Washington Capital Joint Master Trust Mortgage Income Fund, its participants, successors and/or assigns
c/o Washington Capital Management, Inc.
1301 5th Avenue Suite 3100
Seattle, WA 98101
Attn: Servicing Dept.

2.	Replacement Cost Endorsement (containing deductibles not exceeding $10,000)

3.	No Exclusion for Acts of Terrorism.

4.	No Coinsurance Clause.

5.
Flood Insurance if any part of the Mortgaged Property is currently or at any time in the future located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the lessor of the outstanding principal amount of the Loan or such other amount that Lender may require.

6.	Collapse Coverage.

7.	Any special coverage necessary in connection with use of construction cranes or scaffolding (if not already covered by the applicable sub-contractor).

8.	Vandalism and Malicious Mischief Coverage.

9.	Boiler and Machinery Coverage (containing deductibles not exceeding $10,000)

10.	Ordinance and Law coverage for the value of the undamaged portion, Demolition/Debris removal and Increased Cost of Construction Coverage.

11.	In-Transit Coverage.

12.	Soft Cost Endorsement to include delay in opening coverage.

13.
A Difference in Condition Endorsement (insuring against loss from earthquake and earth movement with a deductible of no greater than 10% of the improved value) if the scenario upper loss (SUL also known as probable maximum loss or PML90) exceeds 20%

14.	Clearly identify the property location or description

15.	Be written for a term of not less than one year, with premiums prepaid and evidence of premium payment accompanying the binders, policies or certificates of insurance.

B.	UPON COMPLETION OF THE IMPROVEMENTS OR EXISTING PROPERTY

Borrower and any contractor shall maintain an All-Risk or Special Form Causes of Loss Property Insurance Policy evidenced by a certified copy of the policy or Acord 28 Evidence of Property Insurance naming the borrowing entity (and contractor, as applicable) as a named insured. Total coverage must be based on 100% of the replacement value and permit waiver of subrogation in favor of Lender, must be written by a carrier approved by Lender with a current Best's Insurance Guide Rating of at least A- VIII (which is authorized to do business in the state in which the property is located) that includes:

1.
Mortgage Clause naming Washington Capital Joint Master Trust Mortgage Income Fund (“Lender”) as Mortgagee. In addition, a Lender's Loss Payable Endorsement (438BFU or equivalent) with a Severability of Interest Clause.

The policy must be endorsed to include the following notice provision for the benefit of Lender:

It is hereby agreed that the Insurance Carrier will give written notice to Lender 30 days prior to cancellation for reasons other than non-payment of the premium and 10 day notice of cancellation for the non-payment of any premium. Lender’s notice information is shown below:

Washington Capital Joint Master Trust Mortgage Income Fund, its participants, successors and/or assigns
c/o Washington Capital Management, Inc.
1301 5th Avenue Suite 3100
Seattle, WA 98101
Attn: Servicing Dept.

2.	Replacement Cost Endorsement (containing deductibles not exceeding $10,000)

3.	No Exclusion for Acts of Terrorism.

4.	No Coinsurance Clause.

5.	Boiler and Machinery Coverage (containing deductibles not exceeding $10,000)

6.
Ordinance and Law coverage for the value of the undamaged portion, Demolition/Debris removal and, Increased Cost of Construction with limits acceptable to Lender if at any time the use or structures are considered legal non-conforming.

7.	Sprinkler Leakage Coverage.

8.	Any special coverage necessary in connection with use of construction cranes or scaffolding (if not already covered by the applicable sub-contractor).

9.	Vandalism and Malicious Mischief Coverage.

10.
Flood Insurance if any part of the Mortgaged Property is currently or at any time in the future located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the lessor of the outstanding principal amount of the Loan or such other amount that Lender may require.

11.	Loss of Rents Insurance in an amount of not less than 100% of one year's Rental Value of the Project with extended period of indemnity coverage. "Rental Value" shall include:

(a)	The total projected gross rental income (to include expense reimbursements) from tenant occupancy of the Project as reasonably determined by Lender;

(b)	The amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Borrower; and

(c)	The fair rental value of any portion of the Project which is occupied by Borrower.
And / or
One year's business interruption insurance, with extended period of indemnity, in an amount acceptable to Lender.

12.	Collapse Coverage.

13.	Course of Construction Endorsement or Builder’s Risk policy for construction or improvements to property not covered under property policy.

14.
A Difference in Condition Endorsement (insuring against loss from earthquake and earth movement with a deductible of no greater than 10% of the improved value) if the scenario upper loss (SUL also known as probable maximum loss or PML90) exceeds 20%.

15.	Extra Expense Coverage.

16.	Borrower's coverage is primary and non-contributory with any insurance or self-insurance carried by Lender.

17.	Waiver of Subrogation in favor of Lender.

18.	Clearly identify the property location or description

19.	Be written for a term of not less than one year, with premiums prepaid and evidence of premium payment accompanying the binders, policies or certificates of insurance.

II.	LIABILITY INSURANCE
A Commercial General Liability Insurance policy evidenced by a copy of the policy or an Acord 25 Certificate naming the borrowing entity as a named insured, containing deductibles not exceeding $10,000.00, and written by a carrier approved by Lender with a current Best's Insurance Guide Rating of at least A- VIII (which is authorized to do business in the state in which the property is located) that includes:

1.	$1,000,000 each occurrence limit.

2.	$2,000,000 general aggregate limit.

3.	$2,000,000 products-completed operations aggregate limit.

4.	$5,000,000 minimum excess or umbrella liability coverage.

5.
Additional Insured Endorsement, in a form acceptable to Lender, naming Washington Capital Joint Master Trust Mortgage Income Fund (“Lender”) and Washington Capital Management, Inc., as an additional insured. The policy must be endorsed to include the following notice provision for the benefit of Lender:

It is hereby agreed that the Insurance Carrier will give written notice to Lender 30 days prior to cancellation for reasons other than non-payment of the premium and 10 day notice of cancellation for the non-payment of any premium. Lender’s notice information is shown below:

Washington Capital Joint Master Trust Mortgage Income Fund its participants, successors and/or assigns
c/o Washington Capital Management, Inc. (at the address shown below)
AND
Washington Capital Management, Inc.
1301 5th Avenue Suite 3100
Seattle, WA 98101
Attn: Servicing Dept.

6.	Contractor's liability and worker's compensation insurance.

7.	General Contractors and all Subcontractors to carry coverage and limits of liability required of borrower and name Borrower and Lender as an additional insured.

8.	Liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Mortgaged Property, and containing minimum limits per occurrence of $1,000,000.

9.	Be written on a per occurrence basis not claims made.

10.
Clearly identify the property location or description, including any beneficial easement(s) areas where the Borrower has an obligation to carry public liability insurance as set forth in the easement agreement(s), as it may be amended from time to time.

11.	Be written for a term of not less than one year, with premiums prepaid and evidence of premium payment accompanying the binders, policies or certificates of insurance.

III.	WRAP INSURANCE
If applicable, coverage, limits, retention amounts, form of policy and endorsements and insurance carrier(s) require approval of Lender. The policy must be written so that it allows the Lender to obtain the benefit of the coverage's if Lender or its affiliates becomes the owner of the subject property.

IV.	WORKER'S COMPENSATION
Worker’s compensation and employers liability insurance with respect to any employees of Borrower (if any) or Contractor, as required by any governmental authority or legal requirement evidenced by a certificate of Worker's Compensation coverage in the statutory amount, naming the Borrower and/or General Contractor and written by a carrier approved by Lender.

V.	GENERAL REQUIREMENTS

1.
All property policies of insurance required herein must contain an endorsement or agreement by the insurer that any loss will be payable in accordance with the terms of such policy notwithstanding any act or negligence of Borrower or any party holding under Borrower which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Borrower.

2.
If Lender consents, Borrower may provide any of the required insurance through blanket policies carried by Borrower and covering more than one location, or by policies procured by a party other than the Borrower; provided, however, all such policies must be in form and substance and issued by companies reasonably satisfactory to Lender and there must be a written contractual obligation between the Borrower and the party providing the required insurance. Such blanket policy cannot provide lesser coverage than would otherwise be provided if the property was insured separately. All other properties must be listed and identifiable in the policy and associated schedules (The Declaration page may be accepted as evidence). The total coverage must be based on 100% replacement value of all properties covered and permit waiver of subrogation prior to loss and comply with all the requirements set forth in this Exhibit.

VI.	OTHER COVERAGES
Lender shall have the right from time to time to make changes (including without limitation increases to required liability limits) to the foregoing insurance requirements and/or to require additional coverages not described above. In addition, the above insurance requirements are subject to change or the imposition of additional coverages if required by applicable laws, regulations or policies applicable to Lender or the Project. Lender shall have the right to request certified copies of each policy at any time until the loan is repaid in full.